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                                                                   Exhibit 10(b)

                              EMPLOYMENT AGREEMENT
                              --------------------

                  THIS AGREEMENT made and entered into as of the 31st day of January, 1998, by and between REALTY ReFUND TRUST, an unincorporated association in the form of a business trust organized under the laws of the State of Ohio having its principal business address at 1750 Huntington Building, 925 Euclid Avenue, Cleveland, Ohio 44114 (the "Trust"), and JAMES F. WIRTH, c/o InnSuites Hotels LLC, 1615 East Northern Avenue, Suite 105, Phoenix, Arizona 85020-3998 ("Employee").

                                    RECITALS:
                                    ---------

                  The Trust has been engaged since 1971 in the business of refinancing existing income-producing commercial, industrial and multi-unit residential real property by supplementing or replacing existing financing and is currently redirecting its business to developing and owning lodging properties. The Trust is party to an Advisory Agreement, dated as of June 15, 1971, as the same has been extended and amended (the "Advisory Agreement"), with Mid-America ReaFund Advisors, Inc. (the "Adviser"), assignee of ReaFund Advisors, Inc. Under the terms of the Advisory Agreement, the Adviser has agreed to furnish advice and recommendations in respect of all aspects of the business and affairs of the Trust and to furnish day-to-day administration for the Trust.

                  The Employee is Chairman, President and Director of the Adviser. He has, effective on the date hereof, also been elected Chairman and President of the Trust. The Trustees determined that it was desirable to provide for continuity and to assure the Trust that the services presently being furnished to it by the Adviser would be furnished by the Employee without any cost or expense to the Trust in excess of that called for under the terms of the Advisory Agreement in the event of any termination of the Advisory Agreement.

                                   AGREEMENTS:
                                   -----------

                  NOW, THEREFORE, in consideration of the foregoing, and their mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                  1.       Employment
                           ----------

                           The Trust hereby employs Employee as the Chairman,
Chief Executive Officer and President of the Trust, and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth.


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                  2.       Term
                           ----

                           Subject to the provisions for earlier termination as
hereinafter provided, this Agreement shall commence upon the execution hereof and shall continue through and including the 31st day of December, 2007.

                  3.       Duties
                           ------

                           (A) Employee shall devote such business time,
attention and energies to the business of the Trust as he shall deem necessary to perform for the Trust all of the duties and services required of him hereunder and shall serve both diligently and to the best of his ability. Employee further shall perform such other duties as he shall deem to be normally incident to the positions of Chairman, Chief Executive Officer and President of the Trust. In addition to his duties as Chairman, Chief Executive Officer and President, Employee shall perform or provide for the performance of all of the duties and services set forth in Section 1 of the Advisory Agreement; provided, however, that so long as the Advisory Agreement shall remain in full force and effect, the Adviser shall perform the Advisory duties thereunder.

                           (B) If the Trustees of the Trust request the Employee
to engage in other activities which complement the Trust's investments, Employee may receive compensation or commissions therefor from the Trust or such other persons.

                  4.       Compensation
                           ------------

                           During the term of this Agreement, so long as the
Adviser is performing its services and duties under the terms of the Advisory Agreement and being paid compensation in respect thereof, the Trust shall not pay to the Employee any monetary consideration. In the event that at any time during the term hereof the Adviser shall cease to serve the Trust as its Adviser under the terms of the Advisory Agreement and to receive compensation therefor (regardless of the reason for such cessation), then and thereafter during the remaining term of this Agreement the Employee shall receive as compensation in full for all of his services hereunder an amount equal to one hundred percent (100%) of the Regular Compensation and the Incentive Compensation that would have been paid to the Adviser in respect of such period pursuant to Sections 9, 10 and 11(a) of the Advisory Agreement; and bear all expenses and pay all costs and charges of the kind or nature that would have been paid or borne by the Adviser prior to the termination of the Advisory Agreement.

                  In the event of cessation of the Advisory Agreement, the Employee's compensation shall be subject to adjustment by the Trust in accordance with, and upon completion of, the annual audit of the Trust's financial statements, and subject to the same limitations on the compensation of Adviser as contained in Section 15 of the Advisory Agreement.


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                  Employee shall, in addition to the foregoing, participate in any employee benefit programs established by the Trust, including, but not limited to, health and accident insurance, group life insurance, stock option plans, pension plans and profit sharing plans.

                  5.       Termination
                           -----------

                           At the option of the Trust, this Agreement may be
terminated immediately upon written notice of termination from the Trust to Employee if any of the following events shall occur:

         (i) If Employee materially shall violate any provision of this Agreement and, after written notice of such violation, shall not cure such default within thirty (30) days (provided, however, that if Employee shall not be reasonably able to cure such default within such thirty (30) day period, if Employee shall not have commenced promptly to cure such default and diligently pursued the same to completion); or

         (ii)     If Employee shall die; or

         (iii) If Employee shall become disabled for a period of twelve (12) consecutive months. As used herein, "disabled" shall mean such physical or mental impairment of Employee as shall result in his being unable to perform his full duties hereunder; or

         (iv)     If Employee shall so consent.

                  6.       Covenant Against Competition
                           ----------------------------

                           (A) During the period commencing with the date hereof
and continuing until the latter of the expiration of the term of this Agreement or until December 31, 2008 if this Agreement shall be terminated for the reasons specified in Section 5(A)(i) hereof, Employee agrees that, except as an employee of the Adviser while the Adviser is serving as adviser to the Trust pursuant to the terms of the Advisory Agreement, Employee shall not, without the prior approval of the Trustees, directly or indirectly:

         (i) Act as the investment advisor for any other person or entity ("person") or enter into an investment advisory contract therewith or contract to perform other services with any other real estate investment trust or other person the investment policy of which is substantially similar to that of the Trust at that time. However, Employee may act as an investment advisor and perform other services for persons other than the Trust in situations in which such persons are participating in investments with the Trust or which have investment policies substantially dissimilar to that of the Trust.

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         (ii)     Either as an individual for Employee's own account or as an investor, or other participant in, or as an employee, agent or representative of, any other business enterprise:

                  (a) solicit, divert, entice, take away or interfere with, or attempt to solicit, divert, entice or take away or interfere with, any of the Trust's business, patronage, borrowers or investment opportunities except as permitted pursuant to Subparagraph (i) hereof; or

                  (b) engage or participate in or finance, aid or be connected with, any commercial enterprise which competes with any of the business activities which the Trust is conducting at such time.

The foregoing, however, shall not be deemed to prohibit the investment without a role in management by Employee in the equity or debt securities of any company otherwise within the ambit of this covenant and registered with the Securities and Exchange Commission pursuant to Section 12 of the Securities and Exchange Act of 1934.

                           (B) If it shall be judicially determined that
Employee has violated any of the covenants or agreements to be performed and/or observed by Employee pursuant to the provisions of this Section 6, then the period applicable to such of said covenants or agreements as shall have been so determined to have been violated by Employee shall automatically be extended by that period of time which shall be co-extensive with the period during which said violations have occurred.

                           (C) Subject only to the rules and procedures set
forth in the Second Amended and Restated Declaration of Trust, Employee can continue to engage in all facets of the real estate business and business affairs generally. Furthermore, subject to the foregoing, Employee, or any entity in which he is an officer, director, shareholder, employee, partner (general or limited) or otherwise interested, may borrow from the Trust or purchase properties on which the Trust is a lender.

                           Employee acknowledges that the covenants contained in
this Section 6 are of the essence of this Agreement; said covenants shall be construed as independent of any other provisions of this Agreement; and the existence of any claim or cause of action by Employee against the Trust, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Trust of these covenants.

                           Recognizing the irreparable nature of the injury that
could result from Employee's violation of any of the covenants and agreements to be performed and/or observed by Employee pursuant to the provisions of this
Section 6, and that damages would be inadequate compensation, it is agreed that any violation by Employee of the provisions of this Section 6 shall be the proper subject for immediate injunctive and other equitable relief to the

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Trust. Employee further agrees to communicate the contents of this Section 6 to any prospective employer or associate of Employee which has an investment policy which is substantially similar to that of the Trust.

                  7.       Governing Law
                           -------------

                           The laws of the State of Arizona shall govern the
validity, performance and enforcement of this Agreement. If any of the terms or provisions of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the reminder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law. If the invalidity or unenforceablitiy of any covenant or restriction herein is due to the unreasonableness of the time or the fact that no geographical area is specified for the coverage of any said covenant or restriction, the said covenant or restriction shall nevertheless be effective for such period of time and for such geographical area as may be determined by a court of competent jurisdiction.

                  8.       Assignment
                           ----------

                           This Agreement shall not be assignable by the Trust
without the written consent of Employee.

                  9.       The Entire Agreement
                           --------------------

                           The foregoing is the entire agreement of the parties
hereto in respect of the subject matter hereof, and no waiver, amendment or modification hereof shall be valid unless in writing and signed by both parties.

                  10.      Counterparts
                           ------------

                           This Agreement may be executed in one or more
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  11.      Notices
                           -------

                           All notices hereunder shall be in writing and
delivered or mailed by registered or certified mail, return receipt requested, to the parties at the addresses listed below or to such other address as the Trust or Employee may hereafter designate in writing to the other. A copy of any such notice shall also be telecopied at the time of its mailing to the number listed below for the relevant party.


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                  12.      The Trust
                           ---------

                           The name Realty ReFund Trust is the designation of
the Trustees under a Declaration of Trust dated April 28, 1971, as amended, and all persons dealing with Realty ReFund Trust must look solely to the Trust property for the enforcement of any claims against Realty ReFund Trust as neither the Trustees, officers, agents nor security holders assume any personal liabilities for covenants or obligations entered into on behalf of Realty ReFund Trust and their respective properties shall not be subject to any claims of any other person in respect of such liability.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written, the Trust pursuant to the authorization of its Trustees.

                                          REALTY ReFUND TRUST



                                          By:    /s/ Gregory D. Bruhn
                                              -----------------------
                                                   Gregory D. Bruhn
                                                   Executive Vice President
                                                   1750 Huntington Building
                                                   925 Euclid Avenue
                                                   Cleveland, Ohio 44114
                                                   Phone: (216) 622-0046
                                                   Fax: (216) 622-0436

                                                                    THE TRUST



                                           /s/ James F. Wirth
                                          ---------------------------
                                          James F. Wirth
                                          1615 E. Northern Avenue
                                          Suite 105
                                          Phoenix, Arizona 85020
                                          Phone: (602) 944-1500
                                          Fax: (602) 678-0281

                                                                    EMPLOYEE

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